Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com www.corvusgold.com

NR17-17	November 7, 2017

Corvus Gold Drills 54.9m @ 2.7 g/t Gold , Continues Expanding High-Grade Zones and Identifies New Targets at the Mother Lode Project, Nevada

Assay Highlights Mother Lode Deposit include:
Highlighted Mineralized intervals are calculated using a 0.5 g/t cutoff, with high-grade Mother Lode Structure using a 2 g/t cutoff

• ML-17-005:	33.53 metres @ 2.91 g/t gold incl. 10.67 metres @ 6.27 g/t gold (high-grade Mother Lode Structure)

• ML-17-007:	54.87 metres @ 2.70 g/t gold incl. 9.14 metres @ 6.96 g/t gold (high-grade Mother Lode Structure)

• ML-17-009:	27.43 metres @ 2.10 g/t gold incl. 3.05 metres @ 6.17 g/t gold (high-grade Mother Lode Structure)

Vancouver, B.C… Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces it has received assays results from three new drill holes at its Mother Lode project in southern Nevada (Table 1). The new results are from the Main Target area (Figure 1) and continues to confirm and expand the Upper and Lower Zones of the deposit to the North and at depth with broad intercepts that include hole ML-005, 33.53m @ 2.91 g/t Au & ML-17-007, 54.82m @ 2.70 g/t Au (both intercepts at 0.5 g/t gold cutoff). Additionally, the higher-grade Mother Lode Structural Zone continues to track north and extend at depth (ML-005, 10.67m @ 6.27 g/t Au north extension & ML17-007, 9.14m @ 6.96 g/t Au deepest hit to date at ~250m down hole).

These most recent holes have also intersected a new upper zone of low-grade mineralization in the Crater Flat Tuff (CF Zone), with oxide mineralization that the Company believes could be potentially similar to Corvus’ Sierra Blanca deposit at the North Bullfrog property, as well as the Secret Pass deposit and the Bullfrog deposit to the west. There was little to no historical data on the CF Zone as many parts of this area were never assayed when it was previously drilled. Additionally, hole ML17-005 ended in low-grade mineralization below the Lower Zone target which the Company believes could be indicating a low-grade halo from the Deep Target Zone below. Corvus has recently began a series of deeper holes to 450 metres to evaluate the Deep Target potential in the main intrusive center area of the gold system.

Jeff Pontius, President and CEO of Corvus states “These latest results are expanding the overall Mother Lode gold deposit as well as identifying new areas of gold mineralization in the system. The consistent high-grade nature of the Mother Lode deposit is characteristic of a large, intrusion related, sediment hosted deposit. In addition, the continuity of the high-grade Mother Lode Structural Zone is encouraging as it is now defining a sizable body that remains open to the north and down dip with multiple +5 g/t gold over 10 metre intercepts.”

Corvus Gold Inc. NR17-17 Continued	-2-	November 7, 2017

Figure 1. Plan map showing recent drill holes on the Mother Lode Project

Corvus Gold Inc. NR17-17 Continued	-3-	November 7, 2017

Table 1

Phase I - Mother Lode Significant Drilling Results – Main Target

(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-005	150.88	213.36	62.48	2.10	1.07	Upper & Lower Zone Merge
inc	152.40	163.07	10.67	6.27	3.05	ML structural zone
	230.12	240.79	10.67	0.46	0.82	low-grade halo for
AZ 090 dip -50	281.94	289.56	7.62	0.38	2.05	possible deep target?

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-007	137.16	179.83	42.67	1.82	0.93	Upper Zone
	210.31	265.18	54.87	2.70	2.48	Lower Zone
inc	246.89	256.03	9.14	6.96	4.48	ML structural zone
AZ 090 dip -50	281.94	284.99	3.05	0.51	3.98	Possible deep target?

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-009	114.30	131.06	16.76	0.39	0.28	New CF Zone
	138.68	225.55	86.87	1.44	1.07	Upper Zone
inc	143.26	146.30	3.05	6.17	1.31	ML structural zone
AZ 090 dip -65	269.75	284.99	15.24	0.97	6.30	Lower Zone (lost hole)

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Corvus Gold Inc. NR17-17 Continued	-4-	November 7, 2017

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 65 federal unpatented mining claims on the Mother Lode project which totals 522 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

President & Chief Executive Officer

Contact Information:          Ryan Ko

Investor Relations

Email: info@corvusgold.com

Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Corvus Gold Inc. NR17-17 Continued	-5-	November 7, 2017

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2016 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.